Exhibit 10.11

Execution Copy

AGEEMENT FOR STOCK PURCHASE

THIS AGREEMENT FOR STOCK PURCHASE (this “Agreement”) is made and entered into as of September 15, 2010 (the “Effective Date”) by and between OTSUKA PHARMACEUTICAL CO., LTD., a Japanese corporation having its principal place of business at Shinagawa Grand Central Tower, 2-16-4 Konan, Minato-Ku, Tokyo 108-8242, Japan (“Otsuka”), and ACUCELA INC., a Washington corporation having its principal place of business at 1301 Second Ave., Suite 1900, Seattle, WA 98101-3805 USA (“Acucela”). Acucela and Otsuka are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. The Parties have entered into that certain Development and Collaboration Agreement dated September 15, 2010 (the “Collaboration Agreement”).

B. In connection with the Collaboration Agreement, Otsuka desires to purchase certain shares of Acucela outstanding equity securities from Acucela shareholders, and the Parties desire to set forth certain terms and conditions of such securities purchases.

NOW, THEREFORE, the Parties agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning as set forth in the Collaboration Agreement.

2. Purchases of Acucela Securities. Acucela acknowledges that the purchase by Otsuka or its Affiliates (the “Otsuka Purchaser(s)”) from Acucela shareholders of outstanding Acucela Securities (as defined below) equaling up to 1,868,318 shares of Acucela Common Stock on an as converted to Common Stock basis is a material inducement to Otsuka to execute the Collaboration Agreement; provided, however, the Parties acknowledge and agree that the Otsuka Purchaser(s)’ aggregate percentage ownership of Acucela Securities – excluding shares held by any Otsuka Affiliate as of the Effective Date – shall not exceed eight and two-tenths percent (8.2%) on an outstanding and as converted to Common Stock basis.

3. Anti-Dilution. Each time Acucela issues, in the aggregate, 100,000 shares of Acucela Common Stock and/or Common Stock Equivalents (including issuances of Acucela Common Stock pursuant to the exercise of outstanding Options) (each a “Triggering Issuance”), then, promptly following the final closing of each Triggering Issuance, the Otsuka Purchaser(s) will, subject to the Legal Obligations (as defined below), have the right (the “Anti-Dilution Right”) to purchase Acucela Securities from the Acucela shareholders such that the Otsuka Purchaser(s)’ aggregate percentage ownership of Acucela Securities on an outstanding and as converted to Common Stock basis – excluding shares held by any Otsuka Affiliate as of the Effective Date – will, immediately following the applicable issuance, be equal to eight and two-tenths percent (8.2%). In the event Otsuka chooses to exercise its Anti-Dilution Right, it shall provide written notice thereof (the “Notice”) three (3) days prior to the exercise of the Anti-Dilution Right.

4. Facilitation of Purchases. Subject to the limits of Sections 2 and 3 above, Acucela will not, directly or indirectly, interfere or block, or attempt to interfere or block, any purchase by Otsuka Purchaser(s) of the Acucela Securities, and, in the event that any agreement, contract, obligation, provision or other obligation requires Acucela’s consent, waiver, or amendment in connection with any purchase by Otsuka Purchaser(s) of Acucela Securities, Acucela shall provide such required consent, waiver, or amendment. Subject to the limits of Sections 2 and 3 above, Acucela shall use Commercially Reasonable Efforts to facilitate purchases by Otsuka Purchaser(s) of Acucela Securities through the provision of all reasonably available business and financial information to existing Acucela shareholders who indicate an interest to sell their Acucela Securities to the Otsuka Purchaser(s) consistent with Acucela’s determination of its disclosure obligations under applicable securities laws; provided, however, all purchases of Acucela Securities by Otsuka Purchaser(s) will be arms-length transactions exclusively between the Otsuka Purchaser(s) and certain of the Acucela shareholders, Acucela shall not be a party to any purchase of Acucela Securities, and all such purchase transactions shall be consummated in compliance with applicable securities laws, including Section 14(e) of the Securities Exchange Act and the regulations promulgated thereunder (collectively, the “Legal Obligations”).

5. Legal Fees. Otsuka will be responsible for all legal fees actually incurred by Acucela for its facilitation of purchases by the Otsuka Purchaser(s) of Acucela Securities up to $175,000, provided, however, that within two (2) days of Acucela’s receipt of the Notice, Acucela shall provide to Otsuka a good faith estimate of Acucela’s legal fees associated with the exercise of the Anti-Dilution Right and Otsuka will be responsible for all legal fees actually incurred by Acucela in connection with the exercise of the Anti-Dilution Right up to an amount to be determined in good faith through mutual agreement of the Parties.

6. Shareholder Rights. If, at the time of purchase of Acucela Securities by an Otsuka Purchaser, such Otsuka Purchaser is not already a party to that certain Amended and Restated Investors’ Rights Agreement, dated May 31, 2006, by and among Acucela and the Investors (as defined therein) (the “Rights Agreement”) and/or that certain Amended and Restated Shareholders’ Agreement, dated May 31, 2006, by and among Ryo Kubota, M.D., Ph.D., Acucela, and the Investors (as defined therein) (the “Shareholders’ Agreement”), regardless of the number of Acucela Securities purchased, then such Otsuka Purchaser shall execute a counterpart signature page to the Rights Agreement and/or Shareholders’ Agreement, as applicable, as an Investor and Acucela shall diligently use Commercially Reasonable Efforts to obtain the required consents or approvals to amend the Rights Agreement and/or Shareholders’ Agreement, as applicable, to admit such Otsuka Purchaser(s) as a party to such agreement as an Investor.

7. Definitions.

(a) Acucela Securities. For purposes of this Agreement, “Acucela Securities” shall mean, collectively, Acucela Common Stock, Common Stock Equivalents and Options.

(b) Common Stock Equivalents. For the purposes of this Agreement, “Common Stock Equivalents” shall mean Acucela Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, any other class of preferred stock of Acucela, and Options.

(c) Options. For the purposes of this Agreement, “Options” shall mean options, warrants, conversion rights or other rights to purchase or acquire any shares of Acucela Common Stock or Common Stock Equivalents, to the extent they are or become transferable by the holder(s) thereof.

8. Confidentiality.

(a) Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any information or other confidential or proprietary materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”), except to the extent that it can be established by the receiving Party that such information or material:

(i) was in the lawful knowledge and possession of the receiving Party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;

(ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(iii) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party other than through any act or omission of the receiving Party in breach of this Agreement; or

(iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

For the avoidance of doubt, the fact that Otsuka Purchaser(s) purchases or will purchase Acucela Securities from the Acucela shareholders pursuant to this Agreement shall be deemed the Confidential Information of Otsuka.

(b) Each Party may use and disclose Confidential Information of the other Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement; (ii) to the extent such disclosure is reasonably necessary in prosecuting or defending litigation in connection with this Agreement or in complying with Applicable Laws, provided, however, that if a Party is required by Applicable Laws to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, use its reasonable efforts to secure, or cooperate with the other Party in seeking to secure, confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with investors, consultants, advisors or others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed to by the Parties in writing.

(c) Each Party agrees not to disclose to any Third Party the existence or terms of this Agreement without the prior written consent of the other Party, except as permitted for disclosures of Confidential Information pursuant to subsection (b) above.

9. Cross Default. Any material breach of this Agreement by Acucela shall be deemed to be a material breach of the Collaboration Agreement solely if such breach of this Agreement (a) occurs before the date on which the Otsuka Purchaser(s)’ aggregate ownership of Acucela Securities on an outstanding and as converted to Common Stock basis – excluding shares held by any Otsuka Affiliate as of the Effective Date – first reaches 8.2% (the “Holding Date”) and (b) Acucela does not cure such alleged breach within ninety (90) days following Otsuka’s written notice to Acucela specifying such alleged breach of this Agreement in reasonable detail. Acucela shall not be deemed to have materially breached the Collaboration Agreement due to material breach of this Agreement unless such breach remains uncured by Acucela at the end of the ninety (90) day cure period in accordance with this Section 9. The foregoing notwithstanding, if Acucela disagrees that it is in material breach of this Agreement, the Parties shall initiate dispute resolution pursuant to Section 12, whereupon the ninety (90) day cure period for material breach under this Agreement shall be tolled until the dispute regarding whether Acucela is, in fact, in breach of this Agreement is resolved in accordance with Section 12. For the avoidance of doubt, any breach of this Agreement by Acucela after the Holding Date, regardless of the number of Acucela Securities then-held by the Otsuka Purchasers, shall not be deemed to be a breach of the Collaboration Agreement.

10. Term. The term of this Agreement shall be coterminous with the term of the Collaboration Agreement.

11. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York, excluding its conflicts of laws principles.

12. Dispute Resolution. In the event of any controversy, claim or other dispute arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof (a “Dispute”), such Dispute shall be first referred to the Parties’ Senior Executives prior to proceeding under the following provisions of this Section 11. A Dispute shall be referred to such Senior Executives upon any Party providing the other Party with written notice that such Dispute exists, and such Senior Executives shall attempt to resolve such Dispute through good faith discussions. In the event that such Dispute is not resolved within thirty (30) days of such other Party’s receipt of such written notice, such Dispute shall be finally and exclusively settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Rules. Arbitration proceedings shall be held in New York, New York, USA, unless the Parties mutually agree in writing upon a different location. Arbitration proceedings shall be conducted by a single, neutral arbitrator who shall be experienced in the field of the dispute and shall have no ongoing business relationship with either Party. Such arbitrator shall be selected by mutual agreement of the Parties or, in the absence of such agreement, by the director of the New York office of the American Arbitration Association. The arbitrator shall apply the governing law set forth in this Agreement. The arbitrator may grant legal, equitable and monetary relief consistent with the terms of this Agreement. The Parties shall share equally (50-50) the administrative charges, arbitrators’ fees and related expenses of arbitration, but each Party shall pay its own attorney’s fees incurred in connection with such arbitration; provided however, if the arbitrator specifically determines that one Party prevailed clearly and substantially over the other Party, then the arbitrator may require that the non-prevailing Party shall also pay the prevailing Party’s reasonable attorney’s fees and expert witness costs and arbitration costs. The Parties shall instruct the arbitrator to: (i) conclude the arbitration as soon as practicable (and in any event within nine (9) months after the arbitration is first requested), and (ii) deliver a written, reasoned opinion stating the arbitrator’s decision within thirty (30) days after the arbitration is completed. Judgment upon the award rendered by the arbitrator shall be binding, final and non-appealable (absent manifest error) and may be entered and enforced in any court having jurisdiction thereof. Notwithstanding the above, to the fullest extent provided by law, either Party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy) to protect a Party’s rights or enforce a Party’s obligations under this Agreement pending final resolution of any claims related thereto in an arbitration proceeding as provided above.

13. Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto, except that either Party may assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that , (i) the assigning Party guarantees the performance of this Agreement by such Affiliate and (ii) if the non-assigning Party reasonably believes that assignment to such Affiliate would result in adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s prior written consent. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 12 shall be null and void.

14. Waiver. No waiver by a Party in any one or more instances shall be deemed to be a continuing waiver, a further waiver, a waiver of any other provision of this Agreement or a waiver of this Agreement as a whole. No waiver of any right under this Agreement shall be effective unless it is documented in a writing signed by the Party providing the waiver.

15. Severability. If any term of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by Applicable Laws: (a) all other terms shall remain in full force and effect in such jurisdiction, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction and (c) the Parties shall negotiate in good faith such terms as may be necessary in order to correct any imbalance of rights and obligations that results from such invalidity, illegality or unenforceability in the relevant jurisdiction.

16. Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by Federal Express or other international business delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third (3rd) day after the date when sent by Federal Express or other international business delivery service to, the address set forth below, unless such address is changed by notice to the other Party:

If to Otsuka:

Otsuka Pharmaceutical Co., Ltd.

Shinagawa Grand Central Tower

2-16-4 Konan, Monato-ku

Tokyo 108-8242, Japan

Attention: General Manager, Division of Dermatologicals & Opthalmologicals, and

Director, Legal Affairs Department

If to Acucela:

Acucela Inc.

1301 Second Ave

Suite 1900

Seattle, WA 98101-3805

Attention: Ryo Kubota, M.D., Ph.D.

17. Amendment. This Agreement may be amended or modified only by a writing signed by each of the Parties.

18. Entire Agreement. This Agreement constitutes the entire understanding between the Parties as of the Effective Date with respect to the subject matter hereof and supersedes all related prior or contemporaneous oral communications, agreements or discussions with respect to the subject matter hereof.

19. Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in two counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and both of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile or similar electronic transmission shall be deemed to be original signatures.

Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.

ACUCELA INC.		OTSUKA PHARMACEUTICAL CO., LTD.

By:	/s/ RYO KUBOTA	By:	/s/ TARO IWAMOTO
Name:	Ryo Kubota, M.D., Ph.D.	Name:	Taro Iwamoto
Title:	President and CEO	Title:	Representative Director and President

		By:	/s/ MINORU OKADA
		Name:	Minoru Okada
		Title:	General Manager and Operating Officer, Division of Dermatologics & Opthalmologicals